As filed with the Securities and Exchange Commission on August 25, 2010.

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

White River Capital, Inc.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1908796 (I.R.S. Employer Identification Number)
6051 El Tordo, P.O. Box 9876 Rancho Santa Fe, California (Address of Principal Executive Offices)	92067 (Zip Code)

White River Capital, Inc.
Directors Stock Compensation Plan
(Full title of the plan)

Martin J. Szumski
Chief Financial Officer and Senior Vice President
White River Capital, Inc.
6051 El Tordo, P.O. Box 9876
Rancho Santa Fe, California 92067
(Name and address of agent for service)

(858) 997-6740
(Telephone number, including area code, of agent for service)

With copies to:
Eric R. Moy, Esq.
David P. Hooper, Esq.
Barnes & Thornburg LLP
11 S. Meridian Street
Indianapolis, Indiana 46204
(317) 231-7298

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2),(3)	Proposed maximum aggregate offering price (2),(3)	Amount of registration fee (2),(3)

Common Stock, without par value	50,000 shares	$17.47	$873,500	$62.28

(1)
This Registration Statement covers 50,000 additional shares of common stock, without par value, of White River Capital, Inc. (“White River” or the “Company”) available for issuance under White River’s Directors Stock Compensation Plan (the “Plan”).  In addition, pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of common stock of White River that may become issuable as a result of stock dividends, stock splits, or similar transactions described in the Plan.

(2)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan.  A Registration Statement on Form S-8 has been filed previously on October 26, 2005 (File No. 333-130188) covering 50,000 shares of common stock reserved for issuance pursuant to awards under the Plan.

(3)
Calculated solely for purposes of determining the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended.  The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sales prices of the Company’s common stock, as reported on the NYSE Amex on August 23, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by White River Capital, Inc. (“White River,” the “Company,” “we,” or “us”) to register an additional 50,000 shares of common stock, without par value, of White River, which may be awarded under the White River Capital, Inc. Directors Stock Compensation Plan (the “Plan”) pursuant to an amendment of the Plan authorized by White River’s shareholders on May 6, 2010.  This registration statement is filed pursuant to General Instruction E to Form S-8.  The contents of the registration statement on Form S-8 (File No. 333-130188), which was previously filed by White River on October 26, 2005 in connection with the Plan, are incorporated herein by reference and made a part hereof.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We will send or give to participants in the Plan the document(s) containing the information specified by Part I of this Registration Statement as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).  We are not filing such document(s) with the Commission but such document(s) constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) by White River on October 26, 2005 (File No. 333-130188) are incorporated herein by reference.  In addition, the following documents filed with the Commission by White River are incorporated herein by reference:

(a)	White River’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 15, 2010;
(b)
White River’s Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2010, filed with the Commission on May 11 and August 6, 2010, respectively; White River’s Current Reports on Form 8-K dated February 24 (with the exception of the information contained in Item 2.02 therein), March 12, May 10 (with the exception of the information contained in Item 2.02 therein), and August 2, 2010 (with the exception of the information contained in Item 2.02 therein); and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 by White River since December 31, 2009; and

(c)
The description of White River’s common stock contained in White River’s Registration Statement on Form 8-A (Reg. No. 000-51493), filed with the Commission on August 12, 2005, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by White River pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  In no event, however, shall any information that White River discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, which White River may furnish to the Commission from time to time, be incorporated by reference into, or otherwise become a part of, this Registration Statement.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The information contained in Item 6, captioned “Indemnification of Directors and Officers,” of White River’s Registration Statement on Form S-8 filed with the Commission on October 26, 2005 (File No. 333-130188) has not changed since the filing of such Registration Statement, and is incorporated by reference herein.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Exhibit

4.1(a)	Articles of Incorporation of White River Capital, Inc. (incorporated by reference to Exhibit 3.1 of the registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.1(b)	Articles of Amendment to White River Capital’s Articles of Incorporation, effective May 22, 2009 (incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed May 26, 2009)
4.2	Code of By-Laws of White River Capital, Inc. (amended as of July 24, 2009) (incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed July 28, 2009)
4.3	Form of common stock certificate of registrant (incorporated by reference to Exhibit 4.1 of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.4
Article 5 – “Number of Shares,” Article 6 – “Terms of Shares,” Article 10 – “Transfer and Ownership Restrictions” and Article 11 – “Miscellaneous Provisions”  (concerning the applicability of the Indiana Control Share Acquisitions Chapter and the Indiana Business Combinations Chapter) of the registrant’s Articles of Incorporation (incorporated by reference to the registrant’s Articles of Incorporation filed as Exhibit 3.1 of the registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.5
Article III – “Shareholder Meetings,” Article VI – “Certificates for Shares” and Article VII, Section 3 – “Corporate Books and Records” of the registrant’s Code of By-Laws (incorporated by reference to the registrant’s Code of By-Laws filed as Exhibit 3.1 of the registrant’s Form 8-K filed July 28, 2009)

4.6	White River Capital, Inc. Directors Stock Compensation Plan, amended as of May 6, 2010 (incorporated by reference to Exhibit 10.1 of the registrant’s Form 10-Q for the period ended March 31, 2010)
5.1	Opinion of Barnes & Thornburg LLP
23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
23.2	Consent of McGladrey & Pullen LLP

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, White River Capital, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Santa Fe, State of California, on August 25, 2010.

WHITE RIVER CAPITAL, INC.

By:	/s/ Martin J. Szumski
Martin J. Szumski Chief Financial Officer and Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John M. Eggemeyer
John M. Eggemeyer	Chairman and Chief Executive Officer, Director (Principal Executive Officer)	August 25, 2010

/s/ Martin J. Szumski
Martin J. Szumski	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 25, 2010

/s/ Thomas C. Heagy
Thomas C. Heagy	Director	August 25, 2010

/s/ William E. McKnight
William E. McKnight	Director	August 25, 2010

/s/ Daniel W. Porter
Daniel W. Porter	Director	August 25, 2010

/s/ John W. Rose
John W. Rose	Director	August 25, 2010

/s/ Richard D. Waterfield
Richard D. Waterfield	Director	August 25, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1(a)	Articles of Incorporation of White River Capital, Inc. (incorporated by reference to Exhibit 3.1 of the registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.1(b)	Articles of Amendment to White River Capital’s Articles of Incorporation, effective May 22, 2009 (incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed May 26, 2009)
4.2	Code of By-Laws of White River Capital, Inc. (amended as of July 24, 2009) (incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed July 28, 2009)
4.3	Form of common stock certificate of registrant (incorporated by reference to Exhibit 4.1 of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.4
Article 5 – “Number of Shares,” Article 6 – “Terms of Shares,” Article 10 – “Transfer and Ownership Restrictions” and Article 11 – “Miscellaneous Provisions”  (concerning the applicability of the Indiana Control Share Acquisitions Chapter and the Indiana Business Combinations Chapter) of the registrant’s Articles of Incorporation (incorporated by reference to the registrant’s Articles of Incorporation filed as Exhibit 3.1 of the registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.5
Article III – “Shareholder Meetings,” Article VI – “Certificates for Shares” and Article VII, Section 3 – “Corporate Books and Records” of the registrant’s Code of By-Laws (incorporated by reference to the registrant’s Code of By-Laws filed as Exhibit 3.1 of the registrant’s Form 8-K filed July 28, 2009)

4.6	White River Capital, Inc. Directors Stock Compensation Plan, amended as of May 6, 2010 (incorporated by reference to Exhibit 10.1 of the registrant’s Form 10-Q for the period ended March 31, 2010)
5.1	Opinion of Barnes & Thornburg LLP
23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
23.2	Consent of McGladrey & Pullen LLP